UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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INSWEB CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 8, 2007

Dear Stockholder:

This year’s annual meeting of stockholders will be held on Wednesday, July 18, 2007, at 1:00 p.m. local time, at the corporate headquarters of InsWeb Corporation, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670. You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the postage-paid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders are important.

A copy of InsWeb’s Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review InsWeb’s activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

Hussein A. Enan
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 18, 2007

TO THE STOCKHOLDERS:

Please take notice that the annual meeting of the stockholders of InsWeb Corporation, a Delaware corporation (“InsWeb”), will be held on Wednesday, July 18, 2007, at 1:00 p.m. local time, at the corporate headquarters of InsWeb, located at 11290 Pyrites Way, Suite 200, Gold River, California 95670, for the following purposes:

1.                To elect two (2) Class II directors to hold office for a three-year term and until his successor is elected and qualified.

2.                To consider and ratify the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the year ending December 31, 2007.

3.                To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on May 25, 2007 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at InsWeb’s principal offices located at 11290 Pyrites Way, Suite 200, Gold River, California 95670.

By order of the Board of Directors,

L. Eric Loewe
Senior Vice President, Secretary and General Counsel

Gold River, California
June 8, 2007

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of InsWeb Corporation, a Delaware corporation (“InsWeb” or the “Company”), for use at its annual meeting of stockholders to be held on July 18, 2007, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is June 9, 2006, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

SOLICITATION AND VOTING OF PROXIES

The cost of soliciting proxies will be borne by InsWeb. In addition to soliciting stockholders by mail, InsWeb will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of InsWeb registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. InsWeb may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. In addition, InsWeb has retained American Stock Transfer & Trust Co., a registrar and transfer agent firm, for assistance in connection with the annual meeting at no additional cost except for reasonable out-of-pocket expenses.

On May 25, 2007, there were 4,448,747 shares of InsWeb’s Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. InsWeb’s bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of InsWeb a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

INFORMATION ABOUT INSWEB

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 25, 2007, certain information with respect to the beneficial ownership of InsWeb’s Common Stock by (i) each stockholder known by InsWeb to be the beneficial owner of more than 5% of InsWeb’s Common Stock, (ii) each director of InsWeb, (iii) the executive officers of InsWeb, and (iv) all current directors and executive officers of InsWeb as a group.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
5% Stockholders
Hassan Elsawaf(3)	519,420	11.7%
Lloyd I. Miller III(4)	526,104	11.8%
Directors and Executive Officers
Hussein A. Enan(5)	1,652,276	33.9%
James M. Corroon(6)	66,828	1.5%
Dennis H. Chookaszian(7)	99,728	2.2%
Thomas W. Orr(8)	71,255	1.6%
Robert A. Puccinelli(9)	82,901	1.8%
L. James Pickles(10)	190,345	4.1%
Kiran Rasaretnam(11)	118,768	2.6%
L. Eric Loewe(12)	166,483	3.6%
Steven J. Yasuda(13)	51,891	1.2%
Current directors and executive officers as a group (9 persons)(14)	2,500,475	52.5%

(1)          The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)          Calculated on the basis of 4,448,747 shares of Common Stock outstanding as of May 25, 2007. Shares of common stock subject to options presently exercisable or exercisable within 60 days of May 25, 2007, are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not treated as outstanding for the purpose of computing the percentage ownership for any other person or entity.

(3)          The address for Mr. Elsawaf is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(4)          Based on information contained in a Schedule 13G filed by the stockholder with the Securities and Exchange Commission on March 27, 2007, the address for Mr. Miller is 4500 Gordon Drive, Naples, Florida 34102.

(5)          Includes 41,250 shares held by Mr. Enan’s spouse. Also includes 424,197 shares subject to options exercisable within 60 days following May 25, 2007. The address for Mr. Enan is c/o InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, California 95670.

(6)          Includes 66,828 shares subject to options exercisable within 60 days following May 25, 2007.

(7)          Includes 416 shares held by Mr. Chookaszian’s spouse, which he disclaims beneficial ownership of. Also, includes 86,812 shares subject to options exercisable within 60 days following May 25, 2007.

(8)          Includes 71,255 shares subject to options exercisable within 60 days following May 25, 2007.

(9)          Includes 82,901 shares subject to options exercisable within 60 days following May 25, 2007.

(10) Includes 188,796 shares subject to options exercisable within 60 days following May 25, 2007.

(11) Includes 118,552 shares subject to options exercisable within 60 days following May 25, 2007.

(12) Includes 165,183 shares subject to options exercisable within 60 days following May 25, 2007.

(13) Includes 50,909 shares subject to options exercisable within 60 days following May 25, 2007.

(14) Includes 1,255,433 shares subject to options exercisable within 60 days following May 25, 2007.

Management

Executive Officers of the Registrant

As of May 25, 2007, InsWeb’s executive officers were as follows:

Name	Position With InsWeb	Age
Hussein A. Enan	Chairman of the Board and Chief Executive Officer	61
L. James Pickles	President and Chief Operating Officer	43
Kiran Rasaretnam	Chief Financial Officer	39
L. Eric Loewe	Senior Vice President, General Counsel and Secretary	49
Steven J. Yasuda	Vice President, Controller and Chief Accounting Officer	39

Hussein A. Enan co-founded InsWeb in February 1995 and has served as its Chairman of the Board since its inception. Mr. Enan served as InsWeb’s Chief Executive Officer from February 1995 to June 2002 and was reinstated to that position in August 2004. Mr. Enan also served as InsWeb’s President from May 1999 to June 2000. From March 1992 to November 1994, Mr. Enan was a general partner at E.W. Blanch, a reinsurance intermediary that merged with his own wholly owned company, Enan & Company, a reinsurance intermediary, in March 1992. Mr. Enan founded Enan & Company in February 1979.

L. James Pickles joined InsWeb in March 1999. He is President & Chief Operating Officer. In that role, he is responsible for executive oversight of the sales, marketing and technology functions. From 1987 to 1999, Mr. Pickles was a consultant at Tillinghast-Towers Perrin and focused on distribution issues for many of the top Personal Lines P&C carriers in the United States. He holds the CPCU and ARM designations, has a B.S. from the University of Tennessee and an MBA from the University of Chicago.

Kiran Rasaretnam joined InsWeb in March 1999 as Vice President, Consulting and Actuarial Services. He was promoted to Senior Vice President, Finance in April 2001. On April 16, 2007, Mr. Rasaretnam was promoted to Chief Financial Officer. In that role, he is responsible for overall oversight of the financial operations of the company. From 1990 to 1999, Mr. Rasaretnam was the regional actuary and finance director for the largest region of the Fireman's Fund Insurance Company. Mr. Rasaretnam became a Fellow of the Casualty Actuarial Society in 1998. He graduated from the University of California, Berkeley in 1990 with a Bachelor of Arts degree in Applied Mathematics with an emphasis in Statistics and Economics.

L. Eric Loewe joined InsWeb in October 1998 as Corporate Counsel, Legal and Regulatory, responsible for all regulatory compliance issues, and has served as Senior Vice President and General Counsel since September 2000 and as Secretary since July 2001. Mr. Loewe held various positions with the National Association of Independent Insurers (the “NAII”) from January 1980 to September 1998. As Senior Counsel for the NAII, Mr. Loewe was responsible for legislation and regulations affecting its 570 member companies. Mr. Loewe is a member of the Illinois and California bars.

Steven J. Yasuda joined InsWeb in December 1999 as Manager, Budget and Reporting and has been the Corporate Controller since September 2001. On September 2004, he was promoted to Vice President, Corporate Controller. On April 16, 2007, Mr. Yasuda took on the additional role of Chief Accounting Officer. In this role, he will be responsible for all accounting related functions of the company. From 1997 to 1999, Mr. Yasuda worked in the operations accounting department of Electronic Arts. Mr. Yasuda has been licensed as a CPA since August 1994. He graduated from California State University, Fresno in 1990 with a Bachelor of Science degree in Business Administration, with an Accounting option.

Directors

InsWeb’s Board of Directors is as follows:

Name	Position with InsWeb	Age	Director Since
Class I director nominated for re-election at the 2009 Annual Meeting of Stockholders:
Robert A. Puccinelli(1)(2)(3)	Director	69	1998
Class II directors whose terms expire at the 2007 Annual Meeting of Stockholders:
James M. Corroon(1)(3)	Vice Chairman of the Board	67	1996
Thomas W. Orr(1)(2)(3)	Director	73	2003
Class III directors whose terms expire at the 2008 Annual Meeting of Stockholders:
Hussein A. Enan	Chairman of the Board	61	1995
Dennis H. Chookaszian(2)(3)	Director	63	2003

(1)          Member of the Audit Committee.

(2)          Member of the Compensation Committee.

(3)          Member of the Nominating and Corporate Governance Committee.

Robert A. Puccinelli has been a director of InsWeb since May 1998. From October 1985 until he retired in May 1995, Mr. Puccinelli was Chairman and Chief Executive Officer of Industrial Indemnity, a nationwide property and casualty insurance company.

James M. Corroon has been a director of InsWeb since August 1996 and has served as Vice Chairman of the Board since May 1999. Since September 2004, Mr. Corroon has served as Vice Chairman of Fort Point Insurance Services, Inc., an insurance brokerage firm. From July 1999 to December 2000, he was a full-time employee of InsWeb and a member of the senior management team. Mr. Corroon has been a director of Willis Corroon of California, an insurance services firm, since January 1996. From October 1966 to December 1995, Mr. Corroon held various management positions with Willis Corroon and its predecessor entity, Corroon & Black Corporation.

Thomas W. Orr has been a director of InsWeb since January 2003. Mr. Orr was a partner in the accounting firm of Bregante and Company from January 1992 to June 2002. From 1987 to 1991, Mr. Orr was Chief Financial Officer of Scripps League Newspaper, Inc. Prior to 1987, Mr. Orr worked for the accounting firm of Arthur Young & Company (predecessor to Ernst & Young, LLP) from 1958 until he retired as an audit partner in 1986.

Dennis H. Chookaszian has been a director of InsWeb since April 2003. From November 1999 until he retired in February 2001, Mr. Chookaszian was Chairman and Chief Executive Officer of mPower Advisors, L.L.C., an online investment advisory service firm. From September 1992 to February 1999, Mr. Chookaszian served as Chairman and Chief Executive Officer of the CNA insurance company, and prior to that held the positions of President and Chief Operating Officer (1990-1992) and Chief

Financial Officer (1975-1990), respectively, of that company. Mr. Chookaszian serves on the boards of the Chicago Mercantile Exchange, Sapient Corporation, a business consulting and technology services firm, Career Education Corporation, a postsecondary education provider and LoopNet, an electronic commercial real estate listing service. In December 2006, Mr. Chookaszian was named chairman of the Financial Accounting Standards Advisory Council.

The Board of Directors has determined that, other than Mr. Enan, each of the members of the Board is an independent director for purposes of the Nasdaq Marketplace Rules.

General Corporate Governance Matters

Available Information

You may obtain free copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports, as well as other Corporate Governance Materials on our website at http://investor.insweb.com, or by contacting our corporate office by calling (916) 853-3300, or by sending an e-mail message to investor@insweb.com.

We electronically file our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission (SEC) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Any materials we file with the SEC are accessible to the public at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may also utilize the SEC’s Internet website, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of the SEC website is http://www.sec.gov.

Board Meetings and Committees

During the year ended December 31, 2006, the Board of Directors of InsWeb held eleven meetings. During that period, the Audit Committee of the Board held six meetings, the Compensation Committee of the Board held four meetings, and the Nominating and Corporate Governance Committee of the Board held one meeting. All directors attended or participated in more than 75% of the total number of meetings of the Board and any of the committees of the Board on which such director served during that period.

Audit Committee.   The current members of the Audit Committee are Messrs. Orr, Corroon and Puccinelli. Mr. Orr is chairman of the committee. The Board of Directors has determined that each of the members of the Audit Committee is independent for purposes of the Nasdaq Marketplace Rules as they apply to audit committee members. The Board of Directors has also determined that Mr. Orr is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. The functions of the Audit Committee include overseeing the quality of our financial reports and other financial information, retention of independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of InsWeb’s annual audit, reviewing our critical accounting policies and the adequacy of our accounting and financial controls, and reviewing the independence of InsWeb’s accountants. For additional information concerning the Audit Committee, see “Report of the Audit Committee” and “Principal Accounting Firm Fees” below.

Compensation Committee.   The current members of the Compensation Committee are Messrs. Chookaszian, Orr and Puccinelli. Mr. Chookaszian is chairman of the committee. The Compensation Committee reviews and determines the salary and bonus criteria of and stock option grants to all executive officers. For additional information about the Compensation Committee, see “Report of the Compensation Committee on Executive Compensation” and “Executive Compensation and Other Matters” below.

Nominating and Corporate Governance Committee.   The current members of the Nominating and Corporate Governance Committee are Messrs. Chookaszian, Corroon, Orr and Puccinelli, each of whom is independent for purposes of the Nasdaq Marketplace Rules. Mr. Corroon is chairman of the committee. The functions of the Nominating and Corporate Governance Committee include selecting, evaluating and recommending to the Board qualified candidates for election or appointment to the Board, and recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members is an officer or employee of the Company. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving on our Compensation Committee.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for the selection, and recommendation to the Board, of nominees for election as director. When considering the nomination of directors for election at an annual meeting, the Nominating and Corporate Governance Committee reviews the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. When reviewing potential nominees, including incumbents, the Nominating and Corporate Governance Committee considers the perceived needs of the Board of Directors, the candidate’s relevant background, experience and skills and expected contributions to the Board of Directors. The Nominating and Corporate Governance Committee also seeks appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to InsWeb a diversity of experience at policy-making levels in business and technology, and in areas that are relevant to InsWeb’s activities. Directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective outlook and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are and have been affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all Board and committee responsibilities that will be expected of them. Members of the Board of Directors are expected to rigorously prepare for, attend and participate in all meetings of the Board of Directors and applicable committees. Other than the foregoing, there are no specific minimum criteria for director nominees, although the Nominating and Corporate Governance Committee believes that it is preferable that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable Nasdaq listing requirements, at least a majority of the members of the Board of Directors must meet the definition of “independent director” set forth in such requirements. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of InsWeb’s management, including the Chief Executive Officer, to serve on the Board of Directors.

The Nominating and Corporate Governance Committee will consider candidates for director proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will also consider candidates for director recommended by a stockholder, provided that any such recommendation is sent in writing to General Counsel, InsWeb Corporation, 11290 Pyrites Way, Suite 200, Gold River, CA 95670-4481, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•       the candidate’s name, age, contact information and present principal occupation or employment; and

•       a description of the candidate’s qualifications, skills, background and business experience during at least the last five years, including his or her principal occupation and employment and the name and principal business of any company or other organization where the candidate has been employed or has served as a director.

The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

In addition, stockholders may make direct nominations of directors for election at an annual meeting, provided the advance notice requirements set forth in our Bylaws have been met. Under our Bylaws, written notice of any such nomination, including certain information and representations specified in the Bylaws, must be delivered to our principal executive offices, addressed to the General Counsel, at least 120 days prior to the anniversary of the date definitive proxy materials were mailed to stockholders in connection with the prior year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been advanced by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be received not later than the close of business on the tenth day following the day on which the public announcement of the date of such meeting is first made.

Stockholder Communications with Directors; Director Attendance at Annual Meetings

Stockholders may communicate with any and all members of our Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Chairman, for a communication addressed to the entire Board) at the following address and fax number:

Name of the Director(s)
c/o Corporate Secretary
InsWeb Corporation
11290 Pyrites Way, Suite 200
Gold River, CA 95670
(916-853-3327) (FAX)

Communications from our stockholders received as indicated above will be forwarded to the indicated director or directors unless the communication is primarily commercial in nature or relates to an improper or irrelevant topic.

We do not have a policy regarding directors’ attendance at annual meetings. All directors attended the 2006 Annual Meeting.

Committee Charters and Other Corporate Governance Materials

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees and officers and members of the Board of Directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at http://investor.insweb.com/index.cfm.

The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each charter is available on the Company’s website at http://investor.insweb.com/index.cfm.

Equity Compensation Plan Information

InsWeb currently maintains three equity compensation plans that provide for the issuance of InsWeb Common Stock to employees, officers, directors, independent contractors and consultants of InsWeb and its subsidiaries. These consist of the 1997 Stock Option Plan, the Senior Executive Option Plan and the 1999 Employee Stock Purchase Plan, all of which have been approved by the stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2006:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	1,923,000	$5.90	606,000
Equity compensation plans not approved by security holders	—	—	—

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires InsWeb’s executive officers, directors and persons who beneficially own more than 10% of InsWeb’s Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish InsWeb with copies of all Section 16(a) forms filed by such persons.

Based on InsWeb’s review of reports furnished to InsWeb and representations from certain reporting persons, InsWeb believes that reports of changes in ownership (Form 4) during the year ended December 31, 2006 were timely filed, except for the reporting of Hassan Elsawaf’s purchases on April 27, 2006, which was reported one day late.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

Our Compensation Committee oversees the design and administration of our executive compensation program.

The principal elements of our executive compensation program are base salary, annual cash incentives based on company performance goals, equity incentives in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon change of control. Our other benefits and perquisites consist of life, health and disability insurance benefits, and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is competitive within the industry and commensurate with our size and performance.

Compensation Program Objectives and Philosophy

The objectives of our compensation programs are to:

•       attract, motivate and retain talented and dedicated executive officers,

•       provide our executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

•       provide employees with long-term incentives so we can retain them and provide stability as the company grows.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options based on company performance. In adjusting base salaries, the Compensation Committee reviews the individual contributions of the particular executive. The annual incentive compensation award is determined by the Compensation Committee based on company financial performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

We define our competitive markets for executive talent to be the Internet and Insurance industries in northern California. We have not utilized any third party market specific compensation surveys to benchmark our executive compensation.

The Compensation Committee reviews and approves all elements of compensation for each of our named executive officers, taking into consideration recommendations from our principal executive officer (for compensation other than his own).

Base Salaries

The salary of our principal executive officer and the salaries of our named executive officers are set by the Compensation Committee. We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary to attract and retain an appropriate caliber of talent for the applicable position, and to provide a base wage that is not subject to risk relating to the Company’s performance. We review base salaries for our named executive officers annually and the Company’s performance and individual performance, including corporate financial objectives.

Base salaries accounted for approximately 60% of total compensation for the principal executive officer and approximately 80% on average for our other named executive officers.

Annual Cash Incentives

We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award based on achievement of specific Company financial targets. We provide annual cash incentive awards to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual financial goals. Incentive award thresholds vary by position. We review potential annual cash incentive awards for our named executive officers and other executives annually to determine award payments, if any, for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year. We do not have a formal annual incentive plan, but at the beginning of each fiscal year, the amount of each annual cash incentive award and the related financial objectives are determined by the Compensation Committee.

Target Award Opportunities.   Our cash incentive awards are based on achieving financial objectives set by the Compensation Committee annually. For 2006, the cash incentive awards were based on achieving profitability in the quarter ending December 31, 2006 for all named executives except Todd Ewing. Mr. Ewing’s cash incentive awards for both year 2005 and year 2006 were based on the Term Life Agency achieving specific operating income targets. For the last completed fiscal year (year 2006), annual cash incentive opportunities for the named executive officers are summarized below.

	2005 Annual Cash Incentive Award Opportunity		2006 Annual Cash Incentive Award Opportunity
Name	Target	Amount Paid in Year 2006	Target	Amount Earned
Hussein A. Enan	$—	$—	$—	$—
Chief Executive Officer
William D. Griffin	$30,000	$—	$35,000	$—
Chief Financial Officer
L. Eric Loewe	$30,000	$—	$35,000	$—
Senior Vice President, General Counsel and Secretary
L. James Pickles	$30,000	$—	$35,000	$—
Executive Vice President, Business Development
Todd R. Ewing	$50,000	$44,000	$50,000	$—
Senior Vice President, Agency Operations

Annual cash incentives accounted for approximately 0% of total compensation for the principal executive officer and approximately 2% on average for our other named executive officers.

Equity Incentives

We provide the opportunity for our named executive officers and other executives to earn a long-term equity incentive awards. Long-term incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Equity awards also are less costly to us in the short term than cash compensation. We review long-term equity incentives for our named executive officers and other executives annually.

For our named executive officers, our stock option grants are of a size and term determined and approved by the Compensation Committee. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing shareholders’ interests and, prior to our adoption of FAS 123(R), resulted in less compensation expense for us relative to other types of equity awards. All grants of stock options to our employees were granted with exercise prices equal to or greater than the fair market value of our common stock on the respective grant dates. For a discussion of the determination of the fair market value of these grants, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and the Use of Estimates.”

Stock option grants to executives are generally made at the first scheduled Compensation Committee and Board of Directors meeting of the new fiscal year. InsWeb’s 1997 Stock Option Plan provides that, in the event of a change in control of InsWeb, any outstanding option that is not assumed or substituted by the acquiring corporation will become fully vested. Further, the option agreements applicable to options granted under the 1997 Stock Option Plan provide for full acceleration of vesting if, within 12 months following a change in control, the optionee’s employment is terminated without cause or the optionee resigns for “good reason,” as defined in such option agreements.

The vesting of certain of our named executive officers’ stock options is accelerated pursuant to the terms of the InsWeb Executive Retention and Severance Plan in certain termination and/or change in control events. These terms are more fully described in “Employment Contracts and Termination of Employment and Change of Control Arrangements.”

Long-term equity incentives accounted for approximately 38% of total compensation for the principal executive officer and approximately 14% on average for our other named executive officers.

Executive Benefits and Perquisites

We generally provide for our named executive officers and other executives to receive the same general health and welfare benefits offered to all employees. We currently provide no other perquisites to our named executive officers and other executives. We also offer participation in our defined contribution 401(k) plan. We match employee contributions under our 401(k) plan.

Personal benefits and perquisites accounted for approximately 2% of total compensation for the principal executive officer and our other named executives officers.

Other Elements of Compensation

There were no other elements of compensation, such as pension benefits, for any of our executive officers.

Employment Contracts and Termination of Employment and Change of Control Arrangements

We have no long-term employment agreements with any of our key personnel. However, the executive officers and certain other key members of management are eligible to participate in the InsWeb Executive Retention and Severance Plan approved by the Board of Directors on June 14, 2004. Participants in the Plan are entitled to receive cash severance payments and health and medical benefits in the event their employment is terminated in connection with a change in control. Participants will also receive the benefits if InsWeb terminates their employment other than for “cause” or if the participant voluntarily terminates his employment for “good reason” following certain specified actions by InsWeb. Upon any other termination of employment, the participant will be entitled only to accrued salary and any other vested benefits through the date of termination.

Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to one year for the certain executive officers (at a rate equal to his then current base salary) and six months for other executive officers (at a rate equal to their then current base salary), there is no severance increase with a change in control.

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions included this proxy statement. Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this annual report on Form 10-K.

COMPENSATION COMMITTEE Dennis H. Chookaszian (Chair) Thomas W. Orr Robert A. Puccinelli

Summary Compensation Information

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the year ended December 31, 2006 for (i) the Chief Executive Officer and the Chief Financial Officer of the Company, and (ii) each of the three other most highly compensated executives of the Company (determined as of December 31, 2006) (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Cash Salary	Equity In-lieu of Salary(1)	Bonus(1)	Options Awards(2)	All other Compensation(2)	Total Compensation
Hussein A. Enan Chairman of the Board and Chief Executive Officer	$192,308	$62,500	$—	$56,091	$8,981	$319,880
William D. Griffin Chief Financial Officer	$221,769	$2,500	$—	$29,802	$4,447	$258,518
L. Eric Loewe Senior Vice President, Secretary and General Counsel	$185,923	$10,000	$—	$29,802	$3,710	$229,435
L. James Pickles Executive Vice President	$231,154	$9,428	$—	$44,197	$4,635	$289,414
Todd R. Ewing Senior Vice President, Agency Operations	$200,000	$—	$44,000	$22,099	$10,389	$276,488

(1)          On September 28, 2006, the Compensation Committee of the Board of Directors approved a plan to allow members of the company’s senior management to receive stock options in lieu of a portion of their base salary. All members of senior management participated including the Chief Executive Officer, the Chief Financial Officer and the General Counsel and Secretary. The salary reduction applied only to the base cash compensation earned by the individual from October 1, 2006 through March 31, 2007. Participation in the plan was voluntary, and the Chief Executive Officer, the Chief Financial Officer and the General Counsel and Secretary elected to participate. In connection with this plan, the Compensation Committee approved and the Board of Directors ratified an option grant of 94,697 options to the Chief Executive Officer, a grant of 3,788 options to the Chief Financial Officer and a grant of 15,152 options to the General Counsel and Secretary. An additional 20,705 options were granted to other members of the company’s senior management team. These options were fully vested with an exercise price of $2.03 (determined by the closing price of InsWeb’s common stock on Thursday, September 28, 2006).

(2)          Valuation based on the dollar amount of option grants (see “Grant of Plan-Based Awards” below) recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in “InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments.”

(3)          Represents, primarily, employer contributions to InsWeb’s 401(k) plan.

Grant of Plan-Based Awards

The following table sets forth certain information with respect to the options granted during or for the year ended December 31, 2006 to each of our named executive officers.

GRANT OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Shares of Common Stock Underlying Options (#)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards(1)	Grant Date Fair Value of a Share(1)
Hussein A. Enan	4/20/2006	50,000	$2.05	$49,670	$0.99
	6/30/2006	5,000	$2.65	$6,421	$1.28
	9/28/2006	94,697	$2.03	$125,000	$1.32
William D. Griffin	4/20/2006	30,000	$2.05	$29,802	$0.99
	9/28/2006	3,788	$2.03	$5,000	$1.32
L. Eric Loewe	4/20/2006	30,000	$2.05	$29,802	$0.99
	9/28/2006	15,152	$2.03	$20,001	$1.32
L. James Pickles	4/20/2006	40,000	$2.05	$44,197	$0.99
	7/25/2006	6,250	$2.70	$8,178	$1.31
	9/28/2006	1,894	$2.03	$2,500	$1.32
Todd R. Ewing	4/20/2006	20,000	$2.05	$22,099	$0.99

(1)          Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in “InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding option plan awards for each of the named executive officers at the fiscal year-end as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End Table

	Individual Option Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable		Exercise Price Per Share	Expiration Date
Hussein A. Enan	41,667	—		$6.12	4/17/2011
	100,000	—		$4.95	4/1/2012
	500	—		$3.05	7/16/2012
	500	—		$1.40	10/15/2012
	500	—		$1.90	1/28/2013
	500	—		$2.85	4/22/2013
	5,000	—		$4.75	7/1/2013
	150,000	—		$2.79	2/10/2015
	5,000	—		$3.25	7/1/2015
	5,000	—		$2.65	6/30/2011
	94,697	—		$2.03	9/28/2011
William D. Griffin	16,667	—		$6.24	5/7/2011
	40,000	—		$4.95	4/1/2012
	45,000	—		$2.05	4/1/2013
	25,000	—		$5.00	4/1/2014
	25,000	—		$2.79	2/10/2015
	13,333	6,667	(1)	$2.05	4/20/2011
	3,788	—		$2.03	9/28/2011
L. Eric Loewe	2,200	—		$30.00	11/16/2008
	2,000	—		$64.00	5/17/2009
	2,500	—		$270.00	7/21/2009
	1,250	—		$152.25	12/16/2009
	4,167	—		$84.00	2/1/2010
	1,666	—		$16.13	4/19/2010
	7,500	—		$12.94	7/18/2010
	8,334	—		$6.12	4/17/2011
	25,000	—		$4.95	4/1/2012
	25,000	—		$2.05	4/1/2013
	15,000	—		$5.00	4/1/2014
	25,000	—		$2.79	2/10/2015
	13,333	6,667	(1)	$2.05	4/20/2011
	15,152	—		$2.03	9/28/2011
L. James Pickles	5,000	—		$55.40	5/14/2009
	1,875	—		$270.00	7/21/2009
	1,166	—		$84.00	2/1/2010
	1,666	—		$16.13	4/19/2010
	2,500	—		$8.06	8/15/2010
	6,667	—		$6.12	4/17/2011
	25,000	—		$4.95	4/1/2012
	45,000	—		$2.05	4/1/2013
	25,000	—		$5.00	4/1/2014
	25,000	—		$2.99	4/1/2015
	16,667	8,333	(1)	$2.05	4/20/2011
	—	15,000	(2)	$2.05	4/20/2011
	3,472	2,778	(3)	$2.70	7/25/2011
	1,894	—		$2.03	9/28/2011
Todd R. Ewing	25,000	—		$4.75	1/5/2014
	15,000	—		$2.99	4/1/2015
	2,083	4,167	(1)	$2.05	4/20/2011
	—	7,500	(2)	$2.05	4/20/2011

(1)             These options vest in twelve equal monthly installments beginning on the date of grant (April 20, 2006).

(2)             These options vest 10% on the one, two, three and four year anniversaries of the grant date and 60% on the fifth year anniversary of the grant date (April 20, 2006).

(3)             These options vest in nine equal monthly installments beginning on the date of grant (July 25, 2006).

Option Exercises

The following table provides the specified information concerning exercises of options to purchase InsWeb’s Common Stock in the fiscal year ended December 31, 2006, by the persons named in the Summary Compensation Table above:

Name	Shares Acquired on Exercise	Value Realized
Hussein A. Enan	—	$—
William D. Griffin	—	$—
L. Eric Loewe	—	$—
L. James Pickles	—	$—
Todd R. Ewing	6,250	$16,541

Potential Payments Upon Termination or Change in Control

Executive officers and certain other key members of management are eligible to participate in the InsWeb Executive Retention and Severance Plan approved by the Board of Directors on June 14, 2004. Participants in the Plan are entitled to receive cash severance payments and health and medical benefits in the event their employment is terminated in connection with a change in control.

In the event the employment of any of our named executive officers were to be terminated without cause or for good reason as of December 31, 2006, or within 12 months following a change in control of InsWeb, the following individuals would be entitled to payments in the amounts set forth opposite to their name in the below table:

Name	Cash Severance
Hussein A. Enan	$—
William D. Griffin	$19,167 per month for 12 months
L. Eric Loewe	$16,667 per month for 12 months
L. James Pickles	$20,000 per month for 12 months
Todd R. Ewing	$16,667 per month for 6 months

We are not obligated to make any cash payments to these executives if their employment is terminated by us for cause or by the executive not for good reason. No severance or benefits are provided for any of the executive officers in the event of death or disability. A change in control does not affect the amount or timing of these cash severance payments.

In the event the employment of any of our named executive officers were to be terminated without cause or for good reason as of December 31, 2006, or within 12 months following a change in control of InsWeb, the following individuals would be entitled to accelerated vesting of their outstanding stock options described in the table below:

Name	Value of Equity Awards: Termination Without Cause or For Good Reason	Value of Equity Awards: In Connection With a Change in Control(1)
Hussein A. Enan	None.	None.
William D. Griffin	None.	Fully vested; 168,788 options with a value of $80,022.
L. Eric Loewe	None.	Fully vested; 148,399 options with a value of $70,491.
L. James Pickles	None.	Fully vested; 160,907 options with a value of $78,278.
Todd R. Ewing	None.	Fully vested; 48,333 options with a value of $12,266.

(1)          Potential gains are net values based on the aggregate difference between the respective exercise prices and the closing sale price of our common stock on December 29, 2006, which was $3.18 per share.

Subsequent Events

On January 25, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of InsWeb Corporation approved the 2007 compensation plan for the company’s senior management, including the three executive officers: the Chief Executive Officer, Chief Financial Officer, and General Counsel and Secretary. The compensation plan is comprised of base compensation, incentive compensation and option grants. In approving the 2007 compensation plan, the Committee considered, among other things, compensation for comparable publicly traded companies in the financial services and Internet marketing sectors.

As recommended by the Committee and approved by the Board of Directors, the 2007 base compensation for senior management, including the executive officers, will remain unchanged. The incentive compensation component applies to key managers of InsWeb Corporation above a certain salary grade, including the Chief Financial Officer and the General Counsel and Secretary, but does not include the Chief Executive Officer. If the year 2007 operating plan, which includes profitability, is achieved in fiscal 2007, subject to certain adjustments, the Chief Financial Officer and the General Counsel and Secretary each would receive a one-time incentive bonus of $30,000.

To align the compensation of the executive officers with increased shareholder value, the 2007 compensation plan also provides an option grant of 50,000 shares to the Chief Executive Officer, and an option grant of 25,000 shares to both the Chief Financial Officer and the General Counsel and Secretary. In addition, the 2007 compensation plan provides a performance option grant of 25,000 shares to the Chief Executive Officer, and a performance option grant of 15,000 shares to both the Chief Financial Officer and the General Counsel and Secretary; however, these performance options vest only upon achievement of certain specified financial objectives.

Additionally, on January 25, 2007, the Committee approved and the Board of Directors ratified the year 2007 compensation for non-employee members of the Board of Directors. Non-employee directors Mr. Corroon and Mr. Orr will receive an annual retainer comprised of $20,000, payable on a quarterly basis, and an option grant of 13,333 shares, which vests over one-year. Non-employee directors Mr. Chookaszian and Mr. Puccinelli will receive an annual retainer comprised of an option grant of 26,667 shares, which vests over one-year. The chairman of the Audit Committee, Mr. Orr, will receive an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 2007 through December 2007.

On April 16, 2007, InsWeb Corporation announced a reorganization of its senior staff to take effect immediately. L. James Pickles, Executive Vice President, has been promoted to President and Chief Operating Officer. Secondly, Kiran Rasaretnam, Senior Vice President, Finance, has been promoted to Chief Financial Officer, replacing William Griffin, who will be leaving the Company in May. Finally, Mr. Steve Yasuda, Vice President and Corporate Controller, has been named Chief Accounting Officer.

Further on April 16, 2007, the Committee approved a proposal from the Chief Executive Officer, Hussein A. Enan, to reduce his salary for 2007 to $12. As a result, Mr. Enan’s salary for the period from April through December 31, 2007 will be $9.

Director Compensation

For the year ended December 31, 2006, non-employee directors Mr. Corroon and Mr. Orr received an annual retainer of $20,000 and each received an option grant of 20,000 options. Non-employee director Mr. Puccinelli received an annual retainer of $10,000 and total option grants of 27,000 options. Non-employee director Mr. Chookaszian received an annual retainer of $10,000 and an option grant of 30,000 options. The chairman of the Audit Committee, Mr. Orr, received an additional fee of $2,500 for each regularly scheduled Audit Committee meeting attended. The annual retainers relate to the twelve-month period from January 1, 2006 through December 31, 2006. In addition, each director will be reimbursed for reasonable expenses incurred in attending meetings of the Board.

In addition, all directors continue to receive an annual grant of options to purchase 5,000 shares, with the date of grant being on or about July 1 of each year that they serve. These options are fully vested. As with all options, the per-share exercise price of each such option will equal the fair market value of a share of Common Stock on the date of grant.

The following table presents the compensation paid to each of the Board of Directors during the year ended December 31, 2006:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Option Awards(1)	All other Compensation	Total Compensation
Dennis H. Chookaszian	$10,000	$36,223	$—	$46,223
James M. Corroon	$27,500	$26,289	$—	$53,789
Thomas W. Orr	$37,500	$26,289	$—	$63,789
Robert A. Puccinelli	$17,500	$33,348	$—	$50,848

(1)          Valuation based on the dollar amount of option grants (see “Grant of Plan-Based Awards” below) recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in “InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments.”

Grant of Plan-Based Awards

The following table sets forth certain information with respect to the options granted during the year ended December 31, 2006 to each of the Board of Directors.

GRANT OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Shares of Common Stock Underlying Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards	Grant Date Fair Value of a Share(1)
Dennis H. Chookaszian	4/20/2006	30,000	$2.05	$29,802	$0.99
	6/30/2006	5,000	$2.65	$6,421	$1.28
James M. Corroon	4/20/2006	20,000	$2.05	$19,868	$0.99
	6/30/2006	5,000	$2.65	$6,421	$1.28
Thomas W. Orr	4/20/2006	20,000	$2.05	$19,868	$0.99
	6/30/2006	5,000	$2.65	$6,421	$1.28
Robert A. Puccinelli	4/20/2006	20,000	$2.05	$19,868	$0.99
	6/30/2006	5,000	$2.65	$6,421	$1.28
	10/25/2006	7,000	$2.30	$7,059	$1.01

(2)          Valuation based on the dollar amount of option grants recognized for financial statement reporting purposes pursuant to FAS 123(R) with respect to year 2006. The assumptions used by us with respect to the valuation of option grants are set forth in “InsWeb Corporation Consolidated Financial Statements—Notes to Financial Statements—Note 3—Stock Based Payments.”

REPORT OF THE AUDIT COMMITTEE

The current members of the Audit Committee are Mr. Orr, Mr. Corroon and Mr. Puccinelli. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

The Audit Committee oversees the quality of InsWeb’s financial statements and financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, Ernst & Young LLP, who are responsible for expressing an opinion on the conformity, in all material respects, of those audited financial statements with United States generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Thomas W. Orr (Chair)
James M. Corroon
Robert A. Puccinelli

PRINCIPAL ACCOUNTANT FEES

The following table sets forth the aggregate fees billed to InsWeb for the years ended December 31, 2006 and 2005 by InsWeb’s principal accounting firm, Ernst & Young LLP:

	2006	2005
Audit Fees(1)	$435,000	$556,000
Audit-Related Fees(2)	35,000	30,000
Tax Fees(3)	62,582	68,752
	$532,582	$654,752

(1)          Audit fees consist of fees billed for services related to the audit of InsWeb’s financial statements (including required quarterly reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on the Company’s consolidated financial statements.

(2)          Audit-related fees consist of fees billed for services related to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-related services in 2006 and 2005 consisted of the audit of the Company’s employee benefit plan.

(3)          Tax fees consist of fees billed for services related to tax return preparation, tax compliance, tax planning and tax advice.

The Audit Committee considered the role of Ernst & Young LLP in providing non-audit services to InsWeb and has concluded that such services are compatible with Ernst & Young’s independence as InsWeb’s independent registered public accounting firm.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services, provided that the chair reports any decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

InsWeb has a classified Board of Directors consisting of one Class I director (Mr. Puccinelli), two Class II directors (Mr. Corroon and Mr. Orr), and two Class III directors (Mr. Enan and Mr. Chookaszian) who will serve until the Annual Meetings of Stockholders to be held in 2009, 2007 and 2008, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting date.

The term of the Class II directors will expire on the date of the 2007 annual meeting. Accordingly, two individuals are to be elected to serve as the Class II directors of the Board of Directors at the meeting. Management’s nominees for election by the stockholders to the position are James M. Corroon and Thomas W. Orr. Please see “Information About InsWeb-Management” above for information concerning the nominee. If elected, the nominees will serve as directors until InsWeb’s Annual Meeting of Stockholders in 2010 and until their successors are elected and qualified. If the nominees decline to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although InsWeb knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as InsWeb may designate.

Vote Required and Board of Directors’ Recommendation

If a quorum is present, the two nominees for Class II director receiving the highest number of votes will be elected as the Class II directors. Abstentions and broker non-votes have no effect on the vote.

The Board of Directors recommends a vote “FOR” the nominee named above.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of InsWeb’s Board of Directors has selected Ernst & Young LLP as InsWeb’s independent registered public accounting firm to audit the consolidated financial statements of InsWeb for the fiscal year ending December 31, 2007. Ernst & Young LLP has acted in such capacity since its appointment in fiscal year 2001. A representative of Ernst & Young LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Common Stock of InsWeb is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as InsWeb’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

Under InsWeb’s bylaws, in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of InsWeb. To be timely, such notice must be delivered to or mailed and received at InsWeb’s principal executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

In connection with InsWeb’s next annual meeting of stockholders, under the Securities and Exchange Commission Rule 14a-4, management may solicit proxies that confer discretionary authority to vote with respect to any non-management proposal unless InsWeb has received notice of the proposal not later than March 23, 2008.

Proposals of stockholders intended to be included in InsWeb’s proxy statement for the next annual meeting of the stockholders of InsWeb must be received by InsWeb at its offices at 11290 Pyrites Way, Suite 200, Gold River, California 95670, no later than January 12, 2008, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in InsWeb’s proxy statement for that meeting.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no business that will be conducted at the 2007 Annual Meeting of Stockholders of InsWeb other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

L. Eric Loewe
Senior Vice President, Secretary and General Counsel
June 8, 2007

INSWEB CORPORATION
PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Hussein A. Enan and Kiran Rasaretnam with full power of substitution to represent the undersigned and to vote all of the shares of stock in InsWeb Corporation , a Delaware corporation (“InsWeb”), which  the undersigned is entitled to vote at the Annual Meeting of Stockholders of InsWeb to be held at the corporate headquarters of InsWeb located at 11290 Pyrites Way, Suite 200, Gold River, California 95670 on July 18th 2007, at 1:00 pm local time, and at any adjournment or postponement thereof (1) as hereinafter specified under the proposals listed on  the reverse side and as more particularly described in the Proxy Statement of InsWeb dated June 8, 2007 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

(Continued and to be signed on the reverse side)

Please mark

™                                    votes as in this example

The Board of Directors recommends a Vote “FOR” the following proposals:

FOR the nominees listed at right	WITHHOLD AUTHORITY to vote (except as marked to the contrary below) for the nominees listed at right.

☐	☐

1.             To elect the following
two (2) individuals as Class II
directors to hold office
for a three-year term and until their
respective successors are elected and
qualified:

NOMINEES:                                          JAMES M. CORROON
THOMAS W. ORR

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME BELOW.)

FOR	ABSTAIN		AGAINST
	™	™	™

2.             To consider, approve and
ratify the appointment of
Ernst & Young LLP as
InsWeb’s independent
registered public accounting
firm for the fiscal year ending
December 31, 2007.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY
MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT
YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

MARK HERE FOR ADDRESS CHANGE AND ☐
NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE ☐
MEETING

Date: , 2007
Signature

Please sign here. If shares of stock are held jointly, both or all of such persons should sign. An authorized person should sign Corporate or partnership proxies in full corporate or partnership name. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.